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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                January 23, 2006
                                ----------------
                                 Date of Report


                               Kodiak Energy, Inc.
                             -----------------------
                     (Formerly Island Critical Care, Corp.)

       Delaware                    333-82434                   650967706
    ---------------          ---------------------           -------------
    (State or other          (Commission File No.)           (IRS Employer
     Jurisdiction)                                              I.D. No.)

                         734 7th Avenue S.W., Suite 460
                         Calgary, Alberta T2P 3P8 Canada
                           --------------------------
                    (Address of Principal Executive Offices)

                                 (403) 262-8044
                                ----------------
              (Registrant's Telephone Number, including area code)








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Item 1.01 Entry into a Material Definitive Agreement

         On January 20, 2006, pursuant to subscription agreements, we closed a private placement to two investors of an aggregate of 933,334 common shares at a price of US$1.50 per share, for total proceeds of US$1,400,000. The common shares were issued pursuant to Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "1933 Act").

Item 3.02 Unregistered Sales of Equity Securities

         See Item 1.01 above.

Item 5.02 Departure of Directors or Principal Officers; Appointment of Principal Officers

     On January 13, 2006, Marc Juliar resigned as a Director and President of Kodiak Energy, Inc. Mr. Juliar resigned to pursue other business interests.

     On January 13, 2006, Kodiak Energy, Inc. appointed Mr. William Tighe to the position of President. Mr. Tighe is currently the Chief Operating Officer and a director of Kodiak Energy, Inc.


Item 9.01 Financial Statements and Exhibits

    (a)  Financial statements of business acquired.

         Not applicable.

    (b)  Pro forma financial information.

         Not applicable.

    (c)  Exhibits.

Exhibit
Number      Description
-------     -----------
4.1*        Form of Subscription Agreement for private placement of shares

* As Previously filed with Current Report on Form 8-K filed on 12-29-2005.



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                               SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Kodiak Energy, Inc



DATED: Januray 23, 2006                  /s/ Mark Hlady
       ----------------                  ----------------------------
                                         Mark Hlady
                                         CEO, and Director




















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